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                            STREAMLOGIC CORPORATION

 OFFER  TO   EXCHANGE  EACH  $1,000   PRINCIPAL  AMOUNT   OF  6%  CONVERTIBLE
  SUBORDINATED DEBENTURES  DUE 2012  FOR (I) $120.00  IN CASH,  (II) $113.33
   PRINCIPAL AMOUNT OF STREAMLOGIC  CORPORATION'S INCREASING RATE UNSECURED
    PROMISSORY  NOTES  DUE 1998,  (III)  216.66667 SHARES  OF  STREAMLOGIC
      CORPORATION'S COMMON  STOCK, $1.00  PAR  VALUE AND  (IV)  FIVE-YEAR
       WARRANTS TO PURCHASE 40 SHARES OF COMMON STOCK.

  THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 4,
   1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2012 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
                               EXPIRATION DATE.


To Our Clients:

  Enclosed for your consideration is the Offer to Exchange dated October 7, 1996 (as the same may be further amended or supplemented from time to time, the "Offer to Exchange") and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Offer") by StreamLogic Corporation (the "Company") to convert each $1,000 principal amount of its 6% Convertible Subordinated Debentures due 2012 (the "6% Debentures") into (i) $120.00 in cash, (ii) $113.33 principal amount of StreamLogic Corporation's increasing rate unsecured promissory notes due 1998,
(iii) 216.66667 shares of StreamLogic Corporation's Common Stock, $1.00 par value and (iv) five-year warrants to purchase 40 shares of Common Stock (collectively, the "Tender Offer Consideration").

  Consummation of the Offer is subject to, among other things, satisfaction of the conditions set forth in the Offer to Exchange under the heading "The Exchange Offer--Conditions."

  WE ARE THE REGISTERED HOLDER OF 6% DEBENTURES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH 6% DEBENTURES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE BLUE LETTER OF TRANSMITTAL (THE "LETTER OF TRANSMITTAL") IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER 6% DEBENTURES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish us to tender any or all of the 6% Debentures held by us for your account pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal. We urge you to read the Offer to Exchange and the Letter of Transmittal carefully before instructing us to tender your 6% Debentures.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender 6% Debentures on your behalf in accordance with the provisions of the Offer. The Offer will expire at 12:00 midnight, New York City time, on November 4, 1996, unless extended. 6% Debentures tendered pursuant to the Offer may be withdrawn, subject to the procedures described in the Offer to Exchange, at any time prior to the Expiration Date.

  Your attention is directed to the following:

    1. The Offer is for all outstanding 6% Debentures.

    2. Holders who tender their 6% Debentures in the Offer will not be entitled to receive any payment in respect of accrued and unpaid interest on 6% Debentures accepted for exchange (including without limitation interest otherwise scheduled for payment on September 15, 1996).
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    3. Consummation of the Offer is subject to, among other things, satisfaction of the conditions set forth in the Offer to Exchange under the heading "The Exchange Offer--Conditions."

    4. Any transfer taxes incident to the transfer of 6% Debentures from the tendering holder to the Company will be paid by the Company, except as provided in the Offer to Exchange and the instructions to the Letter of Transmittal.

    If you wish to have us tender any or all of the Offer to Exchange held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.
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                 INSTRUCTIONS REGARDING THE OFFER TO EXCHANGE
                      WITH RESPECT TO THE 6% CONVERTIBLE
                       SUBORDINATED DEBENTURES DUE 2012
                          OF STREAMLOGIC CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of StreamLogic Corporation.

  This will instruct you whether to tender the principal amount of 6% Debentures indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Offer to Exchange and the Letter of Transmittal.

 Box 1 [_] Please tender the 6% Debentures held by you for my account.

 Box 2 [_] Please do not tender any 6% Debentures held by you for my account.

 Date:              , 1996


 Principal Amount of Securities
 to be Tendered: $            *


                                   SIGN HERE

 Signature(s) _________________________________________________________________

 Please print name(s) here ____________________________________________________

 Please type or print address _________________________________________________

 Area Code and Telephone Number _______________________________________________

 Taxpayer Identification or Social Security Number ____________________________

 My Account Number With You ___________________________________________________

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*  Unless otherwise indicated, signature(s) hereon by beneficial owner(s)
   shall constitute an instruction to the nominee to tender all 6% Debentures of such beneficial owner(s).